Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Vishay Precision Group, Inc. (Form S-3 No. 333-173461, and Form S-8 Nos. 333-168256 and 333-187211) of our report dated June 22, 2016, relating to the financial statements of Pacific Instruments, Inc. as of January 31, 2016 and 2015, and for the years then ended, appearing in this Current Report on Form 8-K of Vishay Precision Group, Inc.

/s/ Moss Adams LLP

Sacramento, California
June 22, 2016